                              PLAN OF DISTRIBUTION

          WHEREAS, Morgan Stanley Series Funds ("Trust") is registered under the
Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and offers separate series of shares of beneficial interest that correspond to distinct portfolios (each a "Fund"); and

          WHEREAS, the Trust desires to adopt a Plan of Distribution ("Plan")
pursuant to Rule 12b-1 under the 1940 Act with respect to the Class B, C, R and
W shares of each Fund for which the Trust's board of trustees ("Board") has established such shares; and

          WHEREAS, the Trust has entered into a Distribution Agreement with
Morgan Stanley Distributors Inc. (the "Distributor") pursuant to which the
Distributor has agreed to serve as distributor of the shares of each Fund;

          NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with
Rule 12b-1 under the 1940 Act with respect to the applicable Class B, C, R and W shares of each Fund identified on Schedule A, as it may be supplemented from time to time.

     1. Each Fund is authorized to reimburse the Distributor and any other broker-dealers, financial institutions and/or intermediaries, including its affiliates, for Actual Distribution-Related Expenses (as defined below) and incurred by them for Unreimbursed Distribution Expenses (as defined below) (the
"Distribution Fee") on behalf of the applicable Class of shares of the Fund.

     2. A. The Distribution Fee authorized with respect to each Class of shares of each Fund is as follows:

     o    Class B - The Distribution Fee shall not exceed on an annual basis the lesser of (i) 0.75% of the average daily net assets of Class B or (ii)
          the sum of Actual Distribution Expenses plus Unreimbursed Distribution
          Expenses.

     o    Class C - The Distribution Fee shall not exceed on an annual basis the lesser of (i) 0.75% of the average daily net assets of Class C or (ii)
          the sum of Actual Distribution Expenses plus Unreimbursed Distribution
          Expenses.

     o    Class R - The Distribution Fee shall not exceed on an annual basis the lesser of (i) 0.25% of the average daily net assets - of Class R or
          (ii) the sum of Actual Distribution Expenses.

     o    Class W - The Distribution Fee shall not exceed on an annual basis the lesser of (i) 0.10% of the average daily net assets - of Class W or
          (ii) the sum of Actual Distribution Expenses.

          B. The Distribution Fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board shall determine.

     3. "Actual Distribution Expenses" are amounts spent by the Distributor and other broker-dealers, financial institutions and/or intermediaries, including its affiliates, on any activities or expenses related to the distribution of each Fund's shares, including, but not limited to: compensation to, and expenses of, financial advisors or other employees of the Distributor or other broker-dealers, including its affiliates, including initial outlay expenses in connection with the sale of Class B and Class C shares and interest thereon;
overhead and other branch office distribution-related expenses and telephone expenses of persons who engage in or support distribution of shares or who provide personal services to shareholders; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials and opportunity costs in incurring the foregoing expenses (which may be calculated as a carrying charge on the amount of Unreimbursed Distribution Expenses, as of the date of calculation.)
The overhead and other branch office distribution-related expenses referred to in this paragraph 3 may include: (a) the expenses of operating the branch offices of the Distributor or other broker-dealers, including its affiliates, in connection with the sale of Fund shares; (b) the costs of client sales seminars;
(c) travel expenses of mutual fund sales coordinators to promote the sale of
Fund shares; and (d) other expenses relating to branch promotion of Fund sales.

     "Unreimbursed Distribution Expenses" are an amount equal to the excess of
Actual Distribution Expenses over the total of (i) payments received pursuant to the Plan, plus (ii) the proceeds of contingent deferred sales charges received.
Unreimbursed Distribution Expenses may also include the unreimbursed distribution expenses of an investment company whose assets are acquired by the
Fund in a tax-free reorganization.

     4. For each Fund this Plan shall not take effect with respect to any particular Class until it has been approved, together with any related agreements, by votes of a majority of the Board of each Fund and of the Board members who are not "interested persons" of such Fund (as defined in the 1940
Act) and have no direct financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Board members"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

     5. For each Fund, this Plan shall continue in effect with respect to each
Class for a period of one year from the effective date hereof (or in the case of any Fund added to Schedule A of this Agreement after the date hereof, for an initial period of one year from the date that such Fund is added), and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4 hereof.

     6. The Distributor shall provide to the Board of the Fund and the Board shall review, at least quarterly, for each Fund a written report of the amounts so expended and the purposes for which such expenditures were made. In this regard, the Board shall request the Distributor to specify such items of expenses as the Board deems appropriate. The Board shall consider such items as it deems relevant in making the determinations required by paragraph 5 hereof.

     7. For each Fund, this Plan may be terminated at any time with respect to a
Class by vote of a majority of the Rule 12b-1 Board members, or by vote of a majority of the outstanding voting securities of the applicable Class. The Plan may remain in effect with the respect to a particular Class even if the Plan has been terminated in accordance with this paragraph 7 with respect to any other
Class. In the event of any such termination or in the event of nonrenewal, the
Fund shall have no obligation to pay Unreimbursed Distribution Expenses which have been incurred by the Distributor or other broker-dealers, including its affiliates. However, this shall not preclude consideration by the Board of the manner in which such Unreimbursed Distribution Expenses shall be treated.

     8. For each Fund this Plan may not be amended with respect to any Class to increase materially the amount each Class may spend for services described hereunder unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of that Class, and no material amendment to the Plan shall be made unless approved in the manner provided for approval in paragraph 4 hereof.

     9. While this Plan is in effect, the selection and nomination of Board members who are not interested persons (as defined in the 1940 Act) of the Funds shall be committed to the discretion of the Board members who are not interested persons.

     10. Each Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     11. The Declaration of Trust, together with all amendments thereto establishing the Trust as a Massachusetts business trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and
provides that the name of the Trust refers to the Board members under the
Declaration collectively as Board members but not as individuals or personally;
and no Board member, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for this satisfaction of any obligation or claim or otherwise, in connection with the affairs of the Trust, but the Trust Estate only shall be liable.

         IN WITNESS WHEREOF, the Trust and the Distributor have executed this
Plan of Distribution as of the day and year set forth below in New York, New
York.

                                        MORGAN STANLEY SERIES FUNDS

Dated: September 26, 2007               /s/ Ronald E. Robison
                                        ----------------------------------------
                                        By:    Ronald E. Robison
                                        Title: President and Principal Executive
                                               Officer

/s/ Mary E. Mullin
-------------------------------------
Attest: Mary E. Mullin

                                        MORGAN STANLEY DISTRIBUTORS INC.

Dated:                                  /s/ Michael P. Kiley
                                        ----------------------------------------
                                        By: Michael P. Kiley
                                        Title: President

/s/ Joseph C. Benedetti
-------------------------------------
Attest: Joseph C. Benedetti

                                   SCHEDULE A
                          (updated as of May 30, 2008)

Morgan Stanley Diversified International Equity Fund*
Morgan Stanley Diversified Large Cap Equity Fund*
Morgan Stanley Commodities Alpha Fund**

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*    Does not offer Class R or Class W Shares.
**   Does not offer Class B shares.